SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2)
☒	Definitive Information Statement

Infotec Business Systems, Inc.

(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

Infotec Business Systems, Inc.

#230 - 1122 Mainland Street

Vancouver, BC V6B 5L1

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Infotec Business Systems, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, February 20, 2007, of our company's outstanding common stock, par value $0.001 per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to a change of name of our company from "Infotec Business Systems, Inc." to "Wavelit, Inc." and to increase the authorized number of shares of our common stock from 50,000,000 shares to 250,000,000 shares, par value of $0.001 per share (the “Amendments”).

Our company received the consent of a majority of the outstanding shares of our common stock for the Amendments on February 20, 2007. Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Private Corporations Act of the Nevada Revised Statutes (NRS 78.010 et seq.), file Articles of Amendment to amend our Certificate of Incorporation changing our name. This amendment will not be filed until after a date which is at least twenty (20) days after the filing and mailing of a definitive Information Statement.

Our board of directors approved the amendment to our authorized share capital for the increase in our authorized share capital in order to enhance our company’s ability to attract future financing to develop and operate our business. We have decided to change the name of our company to "Wavelit, Inc." to more accurately reflect our business of providing on-line streaming media content.

The proposed Certificate of Amendment to Articles of Incorporation, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after a definitive Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on February 20, 2007 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 124,600,002 shares of common stock issued and outstanding as of February 20, 2007. We anticipate that this Information Statement will be mailed on or about May 4, 2007 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since May 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, February 20, 2007, we had a total of 124,600,002 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of the record date, February 20, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Arthur Griffiths 230-1152 Mainland Street Vancouver, BC V6B 2X4	500,000	0.4%
Carol Shaw 12236 McMyn Avenue Pitt Meadows, BC V3Y 1C8	6,925,000	5.56%
Edward Clunn 12236 McMyn Avenue Pitt Meadows, BC V3Y 1C8	33,326,667	26.75%
Robert Danvers 693 Baycrest Drive North Vancouver, BC V7G 1N7	9,134,000	7.33%
Directors and Executive Officers as a Group (2 persons)	7,425,000	5.6%

(1)

Based on 124,600,002 shares of common stock issued and outstanding as of the record date, February 20, 2007. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to option or warrants currently exercisable, or exercisable with 60 days, are deemed outstanding for the purposes of computing percentage ownership of the person holding such option or warrants, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

AMENDMENT TO THE CORPORATION'S ARTICLES

Our Articles of Incorporation (the “Articles”) currently authorize the issuance of 50,000,000 shares of common stock, $0.001 par value. On February 20, 2007, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to increase our authorized shares of common stock to 250,000,000 shares.

The general purpose and effect of the amendment to our company’s Articles is to increase our authorized share capital which will enhance our company’s ability to finance the development and operation of our business.

Our board of directors approved the amendment to our company’s Articles to increase our authorized share capital. Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense or delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles will not of itself cause any changes in our capital accounts.

The amendment to our company’s Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-

takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendments was obtained by written consent of shareholders owning shares of our common stock, which represented 51.58% on the record date, February 20, 2007. The Amendments will not become effective until not less than twenty (20) days after a definitive Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to our proposed Amendments to our Articles.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at (604) 484-4966.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Infotec Business Systems, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

May 4, 2007

INFOTEC BUSINESS SYSTEMS, INC.

By:	__________________________________

Arthur Griffiths

President, Chief Executive Officer, and Director

APPENDIX A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 780.390 – After Issuance of Stock)

1.	Name of corporation:
INFOTEC BUSINESS SYSTEMS, INC.
2.	The articles have been amended as follows (provide article numbers, if available):
1. Name of Corporation: Wavelit, Inc. 4. he capital stock shall consist of: 250,000,000 shares of common stock, $0.001 par value 375,000,000 shares of preferred stock, $0.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the

articles of incorporation have voted in favor of the amendment is:	51.58%

4.	Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5.	Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 09/29/05